NEWS RELEASE

NASDAQ: ONB

oldnational.com

Contacts:

Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

FOR IMMEDIATE RELEASE –
January 22, 2015

Old National Increases Cash Dividend 9.1%, Announces Stock Repurchase Activity

•	Board of Directors increases cash dividend by 9.1% to $.12 per common share

Evansville, Ind. (January 22, 2015) – Old National Bancorp’s (NASDAQ: ONB) Board of Directors declared an increase in its common stock cash dividend to $.12 per share on the Company’s outstanding shares of common stock. This new dividend level represents a 9.1% increase over the previous cash dividend level of $.11 per common share. The dividend is payable March 16, 2015, to shareholders of record on March 2, 2015. For purposes of broker trading, the ex-date of the cash dividend is February 26, 2015.

On November 28, 2014, Old National Bancorp entered into a Rule 10b5-1 plan (the “Rule 10b5-1 Plan”) under which Old National’s designated broker would have the authority to repurchase up to 1.0 million shares of common stock of Old National commencing on November 28, 2014 and expiring January 28, 2015. This plan was established in connection with the Company’s previously disclosed stock repurchase plan (the “Repurchase Plan”), which was approved by the Board of Directors on October 23, 2014, and authorizes the repurchase of up to 6.0 million shares of the Company’s common stock, as conditions warrant, through January 31, 2016. As of January 21, 2015, 1.1 million shares of ONB common stock had been repurchased under both the Rule 10b5-1 and Repurchase Plan.

“Today’s announcement marks the fourth straight year of dividend increases at Old National and reflects the Board’s and Senior Management’s confidence in our strategy and performance outlook,” said Chris Wolking, Old National Bancorp Senior Executive Vice President and Chief Financial Officer. “The increase in our dividend, along with the recent and anticipated continuation of our stock repurchase activity, reflect our ongoing commitment to prudent utilization of our capital base while delivering long-term value to our shareholders.”

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana and, with $11.2 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Western Kentucky and Louisville, Southern Illinois and Central and Western Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the recently completed mergers might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.